UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S Employer Identification No.)

505 Fifth Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

(Former name or former address, if changed since last report.) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On September 2, 2009, CIT Group Inc. (“CIT”) entered into an Extension of Term of Employment Agreement with Jeffrey M. Peek, Chairman and Chief Executive Officer of CIT (the “Extension”), which extends the Amended and Restated Employment Agreement between CIT and Mr. Peek, dated December 10, 2007 (the “Employment Agreement”) for one year through September 2, 2010. In accordance with the Emergency Economic Stabilization Act of 2008 (“EESA”), as modified by the American Recovery and Reinvestment Act of 2009 (“ARRA”), Mr. Peek will not be entitled to receive any payment or benefit under the Employment Agreement or the Extension to the extent that it is prohibited or limited under EESA or ARRA or any regulations issued thereunder. A copy of the Extension is attached as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Extension of Term of Employment Agreement, dated September 2, 2009, between CIT Group Inc. and Jeffrey M. Peek.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT Group Inc.

Date: September 2, 2009	By:	/s/ Robert J. Ingato

	Name: Title:	Robert J. Ingato Executive Vice President & General Counsel